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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (date of earliest event reported): September 20, 2005


                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

          Connecticut                      001-07698             06-0236700
(State or other jurisdiction of           (Commission         (I.R.S. Employer
 incorporation or organization)           file number)       Identification No.)


60 Round Hill Road, Fairfield, Connecticut                          06824
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On September 20, 2005, Acme United Corporation issued a press release announcing that it had incurred non-recurring charges in the third quarter ending September 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this current report.

(c)  Exhibits

     Exhibit Number             Description
     --------------             -----------
     99.1                       Press release dated September 20, 2005.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:   September 20, 2005



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
              Chief Financial Officer

Dated:  September 20, 2005

EXHIBIT INDEX


     Exhibit Number             Description
     --------------             -----------
     99.1                       Press release dated September 20, 2005.

ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                     60 Round Hill Road, Fairfield, CT 06824
                   Phone: (203) 254-6060  FAX: (203) 254-6521
--------------------------------------------------------------------------------

                    FOR IMMEDIATE RELEASE September 20, 2005


ACME UNITED CORPORATION INCURS NON-RECURRING CHARGES IN THE THIRD QUARTER ENDING SEPTEMBER 30, 2005

         FAIRFIELD, CONN. - September 20, 2005 - Acme United Corporation (the "Company") is the owner of certain commercial property located in Bridgeport, Connecticut. Buildings, totaling approximately 150,000 square feet, are located on this property. The Company ceased using the property as a manufacturing facility in 1996. In October 1998, the Company leased the property to a commercial tenant for a term of 24 years. Since then the tenant has leased several of the buildings to subtenants primarily for use as commercial warehouses.

         The lease had provided for the payment of one dollar ($1.00) per year as base rent and required that the tenant pay all taxes, insurance and other expenses in connection with the property. Because the lease had granted the tenant an option to purchase the property for one dollar the Company wrote off the value of the property in 1998.

         In July 2005, one of the buildings at the property sustained roof damage. As a result of an inspection of the damaged building and the property generally by local authorities, the Company received notice that it must either repair certain portions of the damaged building and two others or demolish them because of unsafe conditions. As a result of discussions between the Company and the tenant regarding the required actions, the Company and the tenant agreed to terminate the lease; the Company also decided to demolish all unoccupied structures on the property.

         Pursuant to a Termination of Lease entered into by the Company and the tenant on September 16, 2005, the parties terminated this lease, effective September 1, 2005. As part of the lease termination, the Company paid $400,000 to the tenant.

         Several subtenants will continue to occupy portions of the property and will pay rent presently totaling approximately $150,000 per year to the Company, which will assume the subleases. In addition, the principal subtenant will pay a portion of the taxes and insurance expenses related to the property it leases. The leased property will provide positive net cash flow to the Company.

         The Company estimates that it will cost approximately $1.7 million for demolition of the structures. The Company intends to pay the costs of the lease termination and demolition with funds borrowed under its existing revolving credit facility. The Company intends to record these costs in the third fiscal quarter, ending on September 30, 2005. Management is evaluating the accounting for the above transactions and a final conclusion has not been reached. Based on current estimates of fair value, management presently anticipates that the cost of the lease cancellation will be accounted for as a capital item and the cost of demolition will be expensed.

         After completion of the demolition, Acme intends to explore the sale or the development of the property and other ways to maximize its value.

         Management does not believe that the Company's operations will be significantly affected by either the lease termination or the costs of the property demolition. The Company anticipates that, after recording these non-recurring costs in the third fiscal quarter, the Company will have positive earnings per share for the quarter.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, industrial and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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